Exhibit 99.1

NASDAQ: WASH
Contact: Elizabeth B. Eckel
Senior Vice President, Marketing
Telephone: (401) 348-1309
E-mail: ebeckel@washtrust.com
Date: January 26, 2016
FOR IMMEDIATE RELEASE

Washington Trust Reports Record 2015 Earnings
WESTERLY, R.I., January 26, 2016 (GLOBE NEWSWIRE)…Washington Trust Bancorp, Inc. (Nasdaq:WASH), parent company of The Washington Trust Company, today announced net income of $10.7 million, or 62 cents per diluted share, for the fourth quarter of 2015. Net income was up by 5% from the $10.2 million, or 60 cents per diluted share, reported for the third quarter of 2015.
For the year ended December 31, 2015, net income totaled $43.5 million, or $2.54 per diluted share. Full-year net income increased by 6%, from the $40.8 million, or $2.41 per diluted share, reported for 2014. Returns on average equity and average assets in 2015 were 12.00% and 1.19%, respectively, compared to 11.87% and 1.23%, respectively, for the same period in 2014.
"Washington Trust marked its 215th year of service on a positive note, as solid fourth quarter results led to all-time record earnings for 2015," stated Joseph J. MarcAurele, Washington Trust Chairman and CEO.  "Our 2015 performance once again reflects Washington Trust’s ability to achieve continued growth and profitability in a challenging and competitive environment."
Selected highlights for the fourth quarter of 2015 include:

•	Total loans rose by 2.1%, led by a solid increase of $75 million, or 4.7%, in commercial loan balances. Total loans rose by $154 million, or 5.4% in the year 2015.

•
Total deposits grew by $98 million, or 3.5%, in the quarter, including a $77 million, or 8.8%, increase in demand and NOW deposits. Total deposit growth for the year 2015 amounted to $179 million, or 6.5%.

Net Interest Income
Net interest income totaled $26.3 million for the fourth quarter of 2015, up by $258 thousand from the third quarter of 2015. The net interest margin was 3.08% for the fourth quarter of 2015, up 1 basis point from the previous quarter. Changes compared to the third quarter included:

•
Average interest-earning assets increased by $22 million, reflecting growth in average balances of commercial loans and investment securities. The yield on interest-earning assets was 3.68% for the fourth quarter, compared to 3.70% in the third quarter.

Washington Trust
Page 2, January 26, 2016

•
Average interest-bearing liabilities rose by $11 million, reflecting growth in average in-market interest-bearing deposits, partially offset by a decrease in wholesale funding balances. The cost of funds was reduced by 5 basis points from the previous quarter.

Noninterest Income
Noninterest income totaled $15.1 million for the fourth quarter of 2015, up by $1.2 million, or 9%, from the third quarter of 2015. Significant linked quarter changes included:

•
Wealth management revenues totaled $9.2 million for the fourth quarter, up by $265 thousand, or 3%, from the previous quarter. Wealth management assets under administration amounted to $5.8 billion at December 31, 2015, up by $130 million, or 2%, in the fourth quarter, largely due to financial market appreciation following declines in the previous quarter. Managed assets represented approximately 93% of total wealth management assets at December 31, 2015.

Total wealth management revenues in 2015 amounted to $35.4 million, an all-time high level for Washington Trust.

•
Mortgage banking revenues, including gains and commissions on loan sales and mortgage servicing fee income, totaled $2.6 million for the fourth quarter, up by $592 thousand, or 30%, on a linked quarter basis, reflecting a higher yield on loan sales sold to the secondary market. Residential mortgage loans sold to the secondary market amounted to $127.4 million in the fourth quarter, compared to $132.4 million in the previous quarter.

Total mortgage banking revenues for the year 2015 amounted to $9.9 million, up $2.7 million, or 38%, over the prior year.

•	Loan related derivative income amounted to $752 thousand in the fourth quarter, up by $425 thousand from the prior quarter.

Noninterest Expenses
Noninterest expenses totaled $24.6 million for the fourth quarter of 2015, compared to $24.5 million for the third quarter of 2015. Included in noninterest expenses were costs associated with the third quarter acquisition of Halsey Associates, Inc. amounting to $52 thousand in the fourth quarter and $504 thousand in the third quarter. Excluding the acquisition related expenses, noninterest expenses rose by $475 thousand, or 2%, on a linked quarter basis. This included an increase of $195 thousand in legal, audit and professional fees, primarily associated with non-routine matters.

Income tax expense amounted to $5.3 million for the fourth quarter of 2015, up by $382 thousand from the amount recognized in the previous quarter. The effective tax rate for the fourth quarter of 2015 was 33.2%, compared to 32.7% for the third quarter of 2015. Based on the current federal and applicable state income tax statutes, the Corporation currently expects the 2016 effective tax rate will be approximately 33.0%.

Loans
Total loans amounted to $3.0 billion at December 31, 2015, up by $63 million, or 2.1%, from the balance at the end of the third quarter and up by $154 million, or 5.4%, during the last twelve months. Significant changes included:

Washington Trust
Page 3, January 26, 2016

•
Total commercial loans increased by $75 million, or 4.7%, in the quarter, including growth of $59 million in commercial real estate and construction loans and $16 million in commercial and industrial loans. Total commercial loans were up by $119 million, or 7.8%, in 2015.

•	The residential real estate loan portfolio declined by $11 million, or 1.0%, in the quarter. The residential portfolio grew by $28 million, or 2.9%, in the last twelve months.

•	Consumer loans decreased modestly in the fourth quarter. Total consumer portfolio balances increased by $7 million, or 2.0%, during 2015.

Investment Securities
The securities portfolio amounted to $395 million at December 31, 2015, up by $50 million, or 14.5%, from the balance at September 30, 2015 and up by $12 million, or 3.2%, from a year ago. The increase reflects purchases of government agency and agency mortgage-backed debt securities, partially offset by calls of securities and routine principal pay-downs on mortgage-backed securities.

Deposits and Borrowings
Total deposits amounted to $2.9 billion at December 31, 2015, up by $98 million, or 3.5%, in the fourth quarter and up by $179 million, or 6.5%, in the last twelve months. Excluding wholesale brokered time deposits, in-market deposits increased by $63 million, or 2.5%, in the quarter and by $176 million, or 7.2%, from a year ago. Deposit growth was led by significant increases in the combined amounts of demand and NOW accounts, which rose by $77 million, or 8.8%, in the fourth quarter and $164 million, or 20.8%, in the last twelve months.

FHLBB advances amounted to $379 million at December 31, 2015, down by $3 million, from September 30, 2015 and down by $27 million from December 31, 2014.

Asset Quality
Total past due loans amounted to $18 million, or 0.58% of total loans, at December 31, 2015, down from $22 million, or 0.74% of total loans, at September 30, 2015. Total nonaccrual loans amounted to $21 million, or 0.70% of total loans, at December 31, 2015, compared to $17 million, or 0.57%, at September 30, 2015. The increase in nonaccrual loans reflects the classification into nonaccrual status of two commercial loans with a carrying value of $2.9 million.
A loan loss provision totaling $750 thousand was charged to earnings in the fourth quarter of 2015, compared to a loan loss provision of $200 thousand recognized in the third quarter of 2015. The increase in the quarterly provision was largely attributable to loan portfolio growth and changes in specific loss allocations on nonaccrual loans. Net charge-offs amounted to $842 thousand in the fourth quarter of 2015, compared to $626 thousand in the third quarter of 2015. The allowance for loan losses was $27.1 million, or 0.90% of total loans, at December 31, 2015, compared to $27.2 million, or 0.92% of total loans, at September 30, 2015. Net charge-offs for the year 2015 amounted to $2.0 million, or 0.07% of total average loans, compared to $1.7 million, or 0.07%, for the year 2014.

Washington Trust
Page 4, January 26, 2016

Capital and Dividends
Total shareholder's equity was $375 million at December 31, 2015, up by $5 million from September 30, 2015. Capital levels at December 31, 2015 exceeded the regulatory minimum levels to be considered well capitalized, with a total risk-based capital ratio of 12.58% at December 31, 2015, compared to 12.80% at September 30, 2015.

The Board of Directors declared a quarterly dividend of 34 cents per share for the quarter ended December 31, 2015. The dividend was paid on January 14, 2016 to shareholders of record on January 4, 2016.

Conference Call
Washington Trust will host a conference call to discuss its fourth quarter results, business highlights and outlook on Wednesday, January 27, 2016 at 8:30 a.m. (Eastern Time). Individuals may dial in to the call at 1-877-407-0784. An audio replay of the call will be available, shortly after the conclusion of the call, by dialing 1-877-870-5176 and entering the Replay PIN Number 13627947; the audio replay will be available through February 6, 2016. Also, a webcast of the call will be posted in the Investor Relations section of Washington Trust's web site, www.washtrustbancorp.com, and will be available through March 31, 2016.

Background
Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company, a state-chartered bank headquartered in Westerly, Rhode Island. Founded in 1800, Washington Trust is the oldest community bank in the nation and is the largest independent bank headquartered in Rhode Island. Washington Trust offers a full range of financial services, including commercial banking, small business banking, personal banking, and wealth management and trust services through its offices located in Rhode Island, Connecticut and Massachusetts. The Corporation’s common stock trades on NASDAQ OMX® under the symbol WASH. Investor information is available on the Corporation’s web site: www.washtrustbancorp.com.

Forward-Looking Statements
This press release contains statements that are “forward-looking statements”. We may also make forward-looking statements in other documents we file with the SEC, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of Washington Trust. These risks, uncertainties and other factors may cause the actual results, performance or achievements of Washington Trust to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following: weakness in national, regional or international economic conditions or conditions affecting the banking or financial services industries or financial capital markets; volatility in national and international financial markets; additional government intervention in the U.S. financial system; reductions in net interest income resulting from interest rate volatility as well as changes in the balance and mix of loans and deposits; reductions in the market value of wealth management assets under administration; changes in the value of securities and other assets; reductions in loan demand; changes in loan collectibility, default and charge-off rates; changes in the size and nature of the our competition; changes in legislation or regulation and accounting principles, policies and guidelines; the ability to fully realize the expected cost savings and revenues from the Halsey acquisition; and changes in the assumptions used in making such forward-looking statements. In addition, the factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as updated by our Quarterly Reports on Form 10-Q and other filings submitted to the SEC, may result in these differences. You should carefully review all of these factors and you should be aware that there may be other factors that could cause these differences. These forward-looking statements were based on information, plans and estimates at the date of this report, and we assume no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Washington Trust
Page 5, January 26, 2016

Supplemental Information - Explanation of Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. Washington Trust's management believes that the supplemental non-GAAP information, which consists of measurements and ratios based on tangible equity and tangible assets, is utilized by regulators and market analysts to evaluate a company's financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS (unaudited)
(Dollars in thousands, except par value)	Dec 31, 2015	Dec 31, 2014
Assets:
Cash and due from banks	$93,222	$76,386
Short-term investments	4,409	3,964
Mortgage loans held for sale (including $33,969 in 2015 and $30,321 in 2014 measured at fair value)	38,554	45,693
Securities:
Available for sale, at fair value	375,044	357,662
Held to maturity, at amortized cost (fair value $20,516 in 2015 and $26,008 in 2014)	20,023	25,222
Total securities	395,067	382,884
Federal Home Loan Bank stock, at cost	24,316	37,730
Loans:
Commercial	1,654,547	1,535,488
Residential real estate	1,013,555	985,415
Consumer	345,025	338,373
Total loans	3,013,127	2,859,276
Less allowance for loan losses	27,069	28,023
Net loans	2,986,058	2,831,253
Premises and equipment, net	29,593	27,495
Investment in bank-owned life insurance	65,501	63,519
Goodwill	64,059	58,114
Identifiable intangible assets, net	11,460	4,849
Other assets	59,365	54,987
Total assets	$3,771,604	$3,586,874
Liabilities:
Deposits:
Demand deposits	$537,298	$459,852
NOW accounts	412,602	326,375
Money market accounts	823,490	802,764
Savings accounts	326,967	291,725
Time deposits	833,898	874,102
Total deposits	2,934,255	2,754,818
Federal Home Loan Bank advances	378,973	406,297
Junior subordinated debentures	22,681	22,681
Other liabilities	60,307	56,799
Total liabilities	3,396,216	3,240,595
Shareholders’ Equity:
Common stock of $.0625 par value; authorized 30,000,000 shares; issued and outstanding 17,019,578 shares in 2015 and 16,746,363 shares in 2014	1,064	1,047
Paid-in capital	110,949	101,204
Retained earnings	273,074	252,837
Accumulated other comprehensive loss	(9,699)	(8,809)
Total shareholders’ equity	375,388	346,279
Total liabilities and shareholders’ equity	$3,771,604	$3,586,874

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME (unaudited)

	(Dollars and shares in thousands, except per share amounts)	Three Months		Twelve Months
	Periods ended December 30,	2015	2014	2015	2014
	Interest income:
Interest and fees on loans		$28,511	$28,845	$114,229	$107,842
Interest on securities:	Taxable	2,262	2,399	8,875	10,437
	Nontaxable	352	491	1,555	2,149
	Dividends on Federal Home Loan Bank stock	315	141	953	561
	Other interest income	37	29	138	128
	Total interest and dividend income	31,477	31,905	125,750	121,117
	Interest expense:
	Deposits	3,097	3,531	13,142	12,937
	Federal Home Loan Bank advances	1,966	1,867	7,746	7,698
	Junior subordinated debentures	157	241	871	964
	Other interest expense	2	3	9	13
	Total interest expense	5,222	5,642	21,768	21,612
	Net interest income	26,255	26,263	103,982	99,505
	Provision for loan losses	750	500	1,050	1,850
	Net interest income after provision for loan losses	25,505	25,763	102,932	97,655
	Noninterest income:
	Wealth management revenues	9,167	8,409	35,416	33,378
	Merchant processing fees	—	—	—	1,291
	Mortgage banking revenues (1)	2,582	2,196	9,901	7,152
	Service charges on deposit accounts	971	936	3,865	3,395
	Card interchange fees	810	793	3,199	3,057
	Income from bank-owned life insurance	502	492	1,982	1,846
	Loan related derivative income	752	574	2,441	1,136
	Equity in earnings (losses) of unconsolidated subsidiaries	(69)	(63)	(293)	(276)
	Gain on sale of business line	—	—	—	6,265
	Other income (1)	431	369	1,829	1,771
	Total noninterest income	15,146	13,706	58,340	59,015
	Noninterest expense:
	Salaries and employee benefits	16,053	14,685	63,024	58,530
	Net occupancy	1,724	1,640	7,000	6,312
	Equipment	1,393	1,221	5,533	4,903
	Merchant processing costs	—	—	—	1,050
	Outsourced services	1,337	1,286	5,111	4,483
	Legal, audit and professional fees	825	626	2,741	2,336
	FDIC deposit insurance costs	470	467	1,846	1,762
	Advertising and promotion	325	406	1,526	1,546
	Amortization of intangibles	333	155	904	644
	Debt prepayment penalties	—	—	—	6,294
	Acquisition related expenses	52	—	989	—
	Other expenses	2,049	2,574	8,255	8,987
	Total noninterest expense	24,561	23,060	96,929	96,847
	Income before income taxes	16,090	16,409	64,343	59,823
	Income tax expense	5,346	5,218	20,878	18,999
	Net income	$10,744	$11,191	$43,465	$40,824

	Weighted average common shares outstanding - basic	17,004	16,735	16,879	16,689
	Weighted average common shares outstanding - diluted	17,167	16,911	17,067	16,872
Per share information:	Basic earnings per common share	$0.63	$0.67	$2.57	$2.44
	Diluted earnings per common share	$0.62	$0.66	$2.54	$2.41
	Cash dividends declared per share	$0.34	$0.32	$1.36	$1.22
(1) Mortgage banking revenues include gains and commissions on loan sales and mortgage servicing fee income. Previously, mortgage servicing fee income was included in Other income. Prior period amounts have been reclassified to conform to current period presentation.

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
	At or for the Quarters Ended
(Dollars and shares in thousands, except per share amounts)	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014
Financial Data:
Total assets	$3,771,604	$3,674,836	$3,644,477	$3,602,514	$3,586,874
Total loans	3,013,127	2,949,918	2,928,584	2,880,592	2,859,276
Total securities	395,067	344,935	373,901	364,967	382,884
Total deposits	2,934,255	2,836,280	2,739,119	2,783,143	2,754,818
Total shareholders' equity	375,388	370,527	359,167	353,879	346,279
Net interest income	26,255	25,997	26,028	25,702	26,263
Provision for loan losses	750	200	100	—	500
Noninterest income	15,146	13,913	15,261	14,020	13,706
Noninterest expense	24,561	24,538	24,299	23,531	23,060
Income tax expense	5,346	4,964	5,387	5,181	5,218
Net income	10,744	10,208	11,503	11,010	11,191

Share Data:
Basic earnings per common share	$0.63	$0.60	$0.68	$0.65	$0.67
Diluted earnings per common share	$0.62	$0.60	$0.68	$0.65	$0.66
Dividends declared per share	$0.34	$0.34	$0.34	$0.34	$0.32
Book value per share	$22.06	$21.82	$21.34	$21.10	$20.68
Tangible book value per share - Non-GAAP (1)	$17.62	$17.36	$17.61	$17.35	$16.92
Market value per share	$39.52	$38.45	$39.48	$38.19	$40.18
Shares outstanding at end of period	17,020	16,985	16,834	16,773	16,746
Weighted average common shares outstanding - basic	17,004	16,939	16,811	16,759	16,735
Weighted average common shares outstanding - diluted	17,167	17,102	16,989	16,939	16,911

Key Ratios:
Return on average assets	1.16%	1.11%	1.27%	1.23%	1.27%
Return on average tangible assets - Non-GAAP (1)	1.19%	1.13%	1.29%	1.25%	1.29%
Return on average equity	11.52%	11.13%	12.88%	12.54%	12.68%
Return on average tangible equity - Non-GAAP (1)	14.45%	13.82%	15.62%	15.27%	15.44%
Tier 1 risk-based capital	11.64% (i)	11.83%	11.79%	11.78%	11.52%
Total risk-based capital	12.58% (i)	12.80%	12.78%	12.80%	12.56%
Tier 1 leverage ratio	9.37% (i)	9.26%	9.31%	9.21%	9.14%
Tier 1 common equity (2)	10.89% (i)	11.05%	11.00%	10.98%	N/A
Equity to assets	9.95%	10.08%	9.86%	9.82%	9.65%
Tangible equity to tangible assets - Non-GAAP (1)	8.11%	8.18%	8.28%	8.22%	8.04%
(i) - estimated

Wealth Management Revenues:
Trust and investment management fees	$8,001	$7,768	$7,238	$7,142	$7,059
Mutual fund fees	952	989	1,032	1,036	1,068
Asset-based revenues	8,953	8,757	8,270	8,178	8,127
Transaction-based revenues	214	145	642	257	282
Total wealth management revenues	$9,167	$8,902	$8,912	$8,435	$8,409

Wealth Management Assets Under Administration:
Balance at beginning of period	$5,714,201	$5,211,548	$5,159,663	$5,069,966	$4,983,464
Acquisition of Halsey Associates, Inc. (Aug. 1, 2015)	—	839,994	—	—	—
Net investment appreciation (depreciation) & income	153,953	(316,121)	(13,932)	80,872	111,715
Net client cash flows	(23,518)	(21,220)	65,817	8,825	(25,213)
Balance at end of period	$5,844,636	$5,714,201	$5,211,548	$5,159,663	$5,069,966

(1)	See the section labeled “Supplemental Information - Non-GAAP Financial Measures” at the end of this document.

(2)	New capital ratio effective January 1, 2015 under the Basel III capital requirements.

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
	Twelve Months Ended
(Dollars in thousands)	Dec 31, 2015	Dec 31, 2014
Key Ratios:
Return on average assets	1.19%	1.23%
Return on average tangible assets - Non-GAAP (1)	1.21%	1.25%
Return on average equity	12.00%	11.87%
Return on average tangible equity - Non-GAAP (1)	14.79%	14.55%

Allowance for Loan Losses:
Balance at beginning of period	$28,023	$27,886
Provision charged to earnings	1,050	1,850
Charge-offs	(2,305)	(1,949)
Recoveries	301	236
Balance at end of period	$27,069	$28,023

Net Loan Charge-Offs (Recoveries):
Commercial mortgages	$717	$953
Commercial & industrial	584	472
Residential real estate mortgages	179	81
Consumer	524	207
Total	$2,004	$1,713

Net charge-offs to average loans (annualized)	0.07%	0.07%

Wealth Management Revenues:
Trust and investment management fees	$30,149	$27,554
Mutual fund fees	4,009	4,335
Asset-based revenues	34,158	31,889
Transaction-based revenues	1,258	1,489
Total wealth management revenues	$35,416	$33,378

Wealth Management Assets Under Administration:
Balance at beginning of period	$5,069,966	$4,781,958
Acquisition of Halsey Associates, Inc. (Aug. 1, 2015)	839,994	—
Net investment appreciation & income	(95,228)	258,120
Net client cash flows	29,904	29,888
Balance at end of period	$5,844,636	$5,069,966

(1)	See the section labeled “Supplemental Information - Non-GAAP Financial Measures” at the end of this document.

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
	For the Quarters Ended
	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014
Average Yield / Rate (taxable equivalent basis):
Assets:
Commercial loans	3.82%	3.91%	4.06%	4.02%	4.23%
Residential real estate loans, including mortgage loans held for sale	3.91%	3.90%	3.95%	4.06%	4.06%
Consumer loans	3.74%	3.79%	3.77%	3.82%	3.79%
Total loans	3.84%	3.89%	3.99%	4.01%	4.12%
Cash, federal funds sold and other short-term investments	0.20%	0.21%	0.18%	0.20%	0.18%
FHLBB stock	5.14%	3.25%	1.74%	1.77%	1.48%
Taxable debt securities	2.63%	2.73%	2.72%	2.84%	2.83%
Nontaxable debt securities	6.10%	5.95%	6.15%	6.03%	5.87%
Total securities	2.96%	3.08%	3.11%	3.23%	3.22%
Total interest-earning assets	3.68%	3.70%	3.80%	3.84%	3.91%
Liabilities:
Interest-bearing demand deposits	0.10%	0.07%	0.03%	0.09%	—%
NOW accounts	0.06%	0.06%	0.06%	0.06%	0.06%
Money market accounts	0.33%	0.46%	0.46%	0.45%	0.43%
Savings accounts	0.06%	0.07%	0.07%	0.06%	0.06%
Time deposits (in-market)	0.99%	0.98%	1.00%	1.05%	1.14%
Wholesale brokered time deposits	1.35%	1.29%	1.28%	1.29%	1.23%
FHLBB advances	2.09%	1.85%	1.94%	1.91%	2.28%
Junior subordinated debentures	2.75%	4.06%	4.26%	4.31%	4.22%
Other	8.62%	7.63%	6.92%	9.51%	8.50%
Total interest-bearing liabilities	0.74%	0.79%	0.79%	0.82%	0.84%

Interest rate spread (taxable equivalent basis)	2.94%	2.91%	3.01%	3.02%	3.07%
Net interest margin (taxable equivalent basis)	3.08%	3.07%	3.15%	3.18%	3.23%

	At December 31, 2015
	Amortized	Unrealized	Unrealized	Fair
(Dollars in thousands)	Cost	Gains	Losses	Value
Securities Available for Sale:
Obligations of U.S. government-sponsored enterprises	$77,330	$73	($388)	$77,015
Mortgage-backed securities issued by U.S. government agencies and U.S. government-sponsored enterprises	228,908	6,398	(450)	234,856
Obligations of states and political subdivisions	35,353	727	—	36,080
Individual name issuer trust preferred debt securities	29,815	—	(4,677)	25,138
Corporate bonds	1,970	5	(20)	1,955
Total securities available for sale	373,376	7,203	(5,535)	375,044
Held to Maturity:
Mortgage-backed securities issued by U.S. government agencies and U.S. government-sponsored enterprises	20,023	493	—	20,516
Total securities held to maturity	20,023	493	—	20,516
Total securities	$393,399	$7,696	($5,535)	$395,560

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
		Period End Balances At
(Dollars in thousands)		Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014
Loans:
Commercial:	Mortgages	$931,953	$873,767	$876,589	$865,042	$843,978
	Construction & development	122,297	121,857	110,989	89,851	79,592
	Commercial & industrial	600,297	584,230	595,959	604,630	611,918
	Total commercial	1,654,547	1,579,854	1,583,537	1,559,523	1,535,488
Residential real estate:	Mortgages	984,437	994,808	971,705	954,905	948,731
	Homeowner construction	29,118	29,406	29,558	32,659	36,684
	Total residential real estate	1,013,555	1,024,214	1,001,263	987,564	985,415
Consumer:	Home equity lines	255,565	252,862	249,845	239,537	242,480
	Home equity loans	46,649	47,610	47,437	46,727	46,967
	Other	42,811	45,378	46,502	47,241	48,926
	Total consumer	345,025	345,850	343,784	333,505	338,373
	Total loans	$3,013,127	$2,949,918	$2,928,584	$2,880,592	$2,859,276

	At December 31, 2015
(Dollars in thousands)	Balance	% of Total
Commercial Real Estate Loans by Property Location:
Rhode Island, Connecticut, Massachusetts	$959,883	91.0%
New York, New Jersey, Pennsylvania	80,989	7.7%
New Hampshire	13,377	1.3%
Total commercial real estate loans (1)	$1,054,249	100.0%

(1)	Commercial real estate loans consist of commercial mortgages and construction and development loans. Commercial mortgages are loans secured by income producing property.

	At December 31, 2015
(Dollars in thousands)	Balance	% of Total
Residential Mortgages by Property Location:
Rhode Island, Connecticut, Massachusetts	$995,743	98.2%
New Hampshire	10,186	1.0%
New York, Virginia, New Jersey, Maryland, Pennsylvania	4,163	0.4%
Ohio	1,557	0.2%
Other	1,906	0.2%
Total residential mortgages	$1,013,555	100.0%

	Period End Balances At
(Dollars in thousands)	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014
Deposits:
Demand deposits	$537,298	$513,856	$457,755	$477,046	$459,852
NOW accounts	412,602	358,973	357,922	333,321	326,375
Money market accounts	823,490	855,858	789,334	821,353	802,764
Savings accounts	326,967	305,775	300,108	298,802	291,725
Time deposits	833,898	801,818	834,000	852,621	874,102
Total deposits	$2,934,255	$2,836,280	$2,739,119	$2,783,143	$2,754,818

Out-of-market brokered certificates of deposits included in time deposits	$302,479	$267,552	$284,590	$290,863	$299,129
In-market deposits, excluding out-of-market brokered certificates of deposit	$2,631,776	$2,568,728	$2,454,529	$2,492,280	$2,455,689

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
	Period End Balances At
(Dollars in thousands)	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014
Asset Quality Ratios:
Total past due loans to total loans	0.58%	0.74%	0.82%	0.66%	0.63%
Nonperforming assets to total assets	0.58%	0.48%	0.45%	0.48%	0.48%
Nonaccrual loans to total loans	0.70%	0.57%	0.52%	0.55%	0.56%
Allowance for loan losses to nonaccrual loans	128.61%	161.25%	182.32%	175.29%	175.75%
Allowance for loan losses to total loans	0.90%	0.92%	0.94%	0.97%	0.98%

Nonperforming Assets:
Commercial mortgages	$5,711	$4,915	$4,915	$5,115	$5,315
Commercial construction & development	—	—	—	—	—
Commercial & industrial	3,018	1,137	1,039	2,193	1,969
Residential real estate mortgages	10,666	9,472	7,411	6,956	7,124
Consumer	1,652	1,320	1,766	1,601	1,537
Total nonaccrual loans	21,047	16,844	15,131	15,865	15,945
Nonaccrual investment securities	—	—	—	—	—
Property acquired through foreclosure or repossession	716	955	1,388	1,398	1,176
Total nonperforming assets	$21,763	$17,799	$16,519	$17,263	$17,121

Troubled Debt Restructured Loans:
Accruing troubled debt restructured loans:
Commercial mortgages	$9,430	$10,637	$9,448	$9,448	$9,676
Commercial & industrial	853	2,069	2,209	881	954
Residential real estate mortgages	669	674	679	684	1,252
Consumer	228	232	201	134	135
Accruing troubled debt restructured loans	11,180	13,612	12,537	11,147	12,017
Nonaccrual troubled debt restructured loans:
Commercial mortgages	5,296	4,498	4,498	4,698	4,898
Commercial & industrial	1,371	380	381	1,442	1,193
Residential real estate mortgages	596	613	92	338	248
Consumer	—	—	33	34	—
Nonaccrual troubled debt restructured loans	7,263	5,491	5,004	6,512	6,339
Total troubled debt restructured loans	$18,443	$19,103	$17,541	$17,659	$18,356

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
	Period End Balances At
(Dollars in thousands)	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014
Past Due Loans:
Loans 30-59 Days Past Due:
Commercial mortgages	$51	$147	$14	$497	$—
Commercial & industrial	405	162	2,581	229	2,136
Residential real estate mortgages	3,028	3,610	5,120	4,470	2,943
Consumer loans	1,653	899	1,634	1,512	954
Loans 30-59 days past due	$5,137	$4,818	$9,349	$6,708	$6,033

Loans 60-89 Days Past Due:
Commercial mortgages	$—	$—	$—	$61	$—
Commercial & industrial	9	3,455	2,299	229	1,202
Residential real estate mortgages	2,964	2,458	913	1,352	821
Consumer loans	863	338	397	565	345
Loans 60-89 days past due	$3,836	$6,251	$3,609	$2,207	$2,368

Loans 90 Days or More Past Due:
Commercial mortgages	$4,504	$4,915	$4,915	$5,115	$5,315
Commercial & industrial	48	720	638	721	181
Residential real estate mortgages	3,294	4,499	4,871	3,607	3,284
Consumer loans	740	608	647	723	897
Loans 90 days or more past due	$8,586	$10,742	$11,071	$10,166	$9,677

Total Past Due Loans:
Commercial mortgages	$4,555	$5,062	$4,929	$5,673	$5,315
Commercial & industrial	462	4,337	5,518	1,179	3,519
Residential real estate mortgages	9,286	10,567	10,904	9,429	7,048
Consumer loans	3,256	1,845	2,678	2,800	2,196
Total past due loans	$17,559	$21,811	$24,029	$19,081	$18,078

Accruing loans 90 days or more past due	$—	$—	$—	$—	$—
Nonaccrual loans included in past due loans	$13,635	$13,964	$12,397	$12,314	$12,721

	For the Quarters Ended
(Dollars in thousands)	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014
Allowance for Loan Losses:
Balance at beginning of period	$27,161	$27,587	$27,810	$28,023	$27,768
Provision charged to earnings	750	200	100	—	500
Charge-offs	(904)	(725)	(355)	(321)	(311)
Recoveries	62	99	32	108	66
Balance at end of period	$27,069	$27,161	$27,587	$27,810	$28,023

Net Loan Charge-Offs (Recoveries):
Commercial mortgages	$405	($4)	$196	$120	($5)
Commercial & industrial	217	348	26	(7)	144
Residential real estate mortgages	117	12	4	46	45
Consumer	103	270	97	54	61
Total	$842	$626	$323	$213	$245

The following tables present average balance and interest rate information. Tax-exempt income is converted to a fully taxable equivalent basis using the statutory federal income tax rate adjusted for applicable state income taxes, net of the related federal tax benefit. For dividends on corporate stocks, the 70% federal dividends received deduction is also used in the calculation of tax equivalency. Unrealized gains (losses) on available for sale securities are excluded from the average balance and yield calculations. Nonaccrual and renegotiated loans, as well as interest earned on these loans (to the extent recognized in the Consolidated Statements of Income) are included in amounts presented for loans.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)
	Three Months Ended
	December 31, 2015			September 30, 2015			December 31, 2014
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
(Dollars in thousands)
Assets:
Commercial loans	$1,601,794	$15,411	3.82%	$1,571,645	$15,475	3.91%	$1,470,360	$15,688	4.23%
Residential real estate loans, including loans held for sale	1,049,007	10,338	3.91%	1,050,949	10,329	3.90%	1,009,382	10,329	4.06%
Consumer loans	344,690	3,251	3.74%	343,603	3,283	3.79%	338,050	3,231	3.79%
Total loans	2,995,491	29,000	3.84%	2,966,197	29,087	3.89%	2,817,792	29,248	4.12%
Cash, federal funds sold and short-term investments	72,031	37	0.20%	89,280	47	0.21%	63,736	29	0.18%
FHLBB stock	24,316	315	5.14%	37,730	309	3.25%	37,730	141	1.48%
Taxable debt securities	341,130	2,262	2.63%	316,214	2,178	2.73%	336,661	2,399	2.83%
Nontaxable debt securities	35,799	550	6.10%	37,780	567	5.95%	50,505	747	5.87%
Total securities	376,929	2,812	2.96%	353,994	2,745	3.08%	387,166	3,146	3.22%
Total interest-earning assets	3,468,767	32,164	3.68%	3,447,201	32,188	3.70%	3,306,424	32,564	3.91%
Noninterest-earning assets	231,674			231,286			215,079
Total assets	$3,700,441			$3,678,487			$3,521,503
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits	$42,324	$11	0.10%	$30,392	$5	0.07%	$19,163	$—	—%
NOW accounts	376,185	56	0.06%	357,128	53	0.06%	320,313	49	0.06%
Money market accounts	856,405	707	0.33%	820,597	951	0.46%	829,472	903	0.43%
Savings accounts	310,608	47	0.06%	303,587	52	0.07%	291,683	45	0.06%
Time deposits (in-market)	533,224	1,333	0.99%	541,486	1,338	0.98%	602,005	1,735	1.14%
Wholesale brokered time deposits	277,681	943	1.35%	279,839	909	1.29%	257,415	799	1.23%
FHLBB advances	373,652	1,966	2.09%	425,931	1,987	1.85%	325,518	1,867	2.28%
Junior subordinated debentures	22,681	157	2.75%	22,681	232	4.06%	22,681	241	4.22%
Other	92	2	8.62%	104	2	7.63%	140	3	8.50%
Total interest-bearing liabilities	2,792,852	5,222	0.74%	2,781,745	5,529	0.79%	2,668,390	5,642	0.84%
Demand deposits	475,215			477,393			458,782
Other liabilities	59,177			52,625			41,415
Shareholders' equity	373,197			366,724			352,916
Total liabilities and shareholders' equity	$3,700,441			$3,678,487			$3,521,503
Net interest income (FTE)		$26,942			$26,659			$26,922
Interest rate spread			2.94%			2.91%			3.07%
Net interest margin			3.08%			3.07%			3.23%

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

(Dollars in thousands)	Three Months Ended
	Dec 31, 2015	Sep 30, 2015	Dec 31, 2014
Commercial loans	$489	$461	$403
Nontaxable debt securities	198	201	256
Total	$687	$662	$659

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)
	Twelve Months Ended
	December 31, 2015			December 31, 2014
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
(Dollars in thousands)
Assets:
Commercial loans	$1,573,238	$62,128	3.95%	$1,382,036	$59,421	4.30%
Residential real estate loans, including loans held for sale	1,038,836	41,083	3.95%	904,556	37,033	4.09%
Consumer loans	340,889	12,885	3.78%	334,368	12,758	3.82%
Total loans	2,952,963	116,096	3.93%	2,620,960	109,212	4.17%
Cash, federal funds sold and short-term investments	69,169	138	0.20%	65,045	128	0.20%
FHLBB stock	34,349	953	2.77%	37,730	561	1.49%
Taxable debt securities	325,166	8,875	2.73%	331,514	10,437	3.15%
Nontaxable debt securities	39,751	2,408	6.06%	55,283	3,267	5.91%
Total securities	364,917	11,283	3.09%	386,797	13,704	3.54%
Total interest-earning assets	3,421,398	128,470	3.75%	3,110,532	123,605	3.97%
Noninterest-earning assets	226,623			210,746
Total assets	$3,648,021			$3,321,278
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits	$37,168	$27	0.07%	$12,988	$—	—%
NOW accounts	356,713	209	0.06%	311,927	190	0.06%
Money market accounts	824,625	3,482	0.42%	768,626	3,054	0.40%
Savings accounts	301,652	196	0.06%	291,880	182	0.06%
Time deposits (in-market)	549,039	5,531	1.01%	637,279	7,380	1.16%
Wholesale brokered time deposits	284,448	3,697	1.30%	187,325	2,131	1.14%
FHLBB advances	398,866	7,746	1.94%	274,879	7,698	2.80%
Junior subordinated debentures	22,681	871	3.84%	22,681	964	4.25%
Other	110	9	8.18%	157	13	8.28%
Total interest-bearing liabilities	2,775,302	21,768	0.78%	2,507,742	21,612	0.86%
Demand deposits	458,369			432,857
Other liabilities	52,152			36,868
Shareholders' equity	362,198			343,811
Total liabilities and shareholders' equity	$3,648,021			$3,321,278
Net interest income (FTE)		$106,702			$101,993
Interest rate spread			2.97%			3.11%
Net interest margin			3.12%			3.28%

(Dollars in thousands)	Twelve Months Ended
	Dec 31, 2015	Dec 31, 2014
Commercial loans	$1,867	$1,370
Nontaxable debt securities	853	1,118
Total	$2,720	$2,488

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Non-GAAP Financial Measures (unaudited)
	At or for the Quarters Ended
(Dollars in thousands, except per share amounts)	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014
Calculation of Tangible Book Value per Share:
Total shareholders' equity at end of period	$375,388	$370,527	$359,167	$353,879	$346,279
Less:
Goodwill	64,059	64,196	58,114	58,114	58,114
Identifiable intangible assets, net	11,460	11,793	4,539	4,694	4,849
Total tangible shareholders' equity at end of period	$299,869	$294,538	$296,514	$291,071	$283,316

Shares outstanding at end of period	17,020	16,985	16,834	16,773	16,746

Book value per share - GAAP	$22.06	$21.82	$21.34	$21.10	$20.68
Tangible book value per share - Non-GAAP	$17.62	$17.34	$17.61	$17.35	$16.92

Calculation of Tangible Equity to Tangible Assets:
Total tangible shareholders' equity at end of period	$299,869	$294,538	$296,514	$291,071	$283,316

Total assets at end of period	$3,771,604	$3,674,836	$3,644,477	$3,602,514	$3,586,874
Less:
Goodwill	64,059	64,196	58,114	58,114	58,114
Identifiable intangible assets, net	11,460	11,793	4,539	4,694	4,849
Total tangible assets at end of period	$3,696,085	$3,598,847	$3,581,824	$3,539,706	$3,523,911

Equity to assets - GAAP	9.95%	10.08%	9.86%	9.82%	9.65%
Tangible equity to tangible assets - Non-GAAP	8.11%	8.18%	8.28%	8.22%	8.04%

Calculation of Return on Average Tangible Assets:
Net income	$10,744	$10,208	$11,503	$11,010	$11,191

Total average assets	$3,700,441	$3,678,487	$3,622,715	$3,588,881	$3,521,503
Less:
Average goodwill	64,194	62,524	58,114	58,114	58,114
Average identifiable intangible assets, net	11,616	8,768	4,614	4,770	4,924
Total average tangible assets	$3,624,631	$3,607,195	$3,559,987	$3,525,997	$3,458,465

Return on average assets - GAAP	1.16%	1.11%	1.27%	1.23%	1.27%
Return on average tangible assets - Non-GAAP	1.19%	1.13%	1.29%	1.25%	1.29%

Calculation of Return on Average Tangible Equity:
Net income	$10,744	$10,208	$11,503	$11,010	$11,191

Total average shareholders' equity	$373,197	$366,724	$357,365	$351,215	$352,916
Less:
Average goodwill	64,194	62,524	58,114	58,114	58,114
Average identifiable intangible assets, net	11,616	8,768	4,614	4,770	4,924
Total average tangible shareholders' equity	$297,387	$295,432	$294,637	$288,331	$289,878

Return on average shareholders' equity - GAAP	11.52%	11.13%	12.88%	12.54%	12.68%
Return on average tangible shareholders' equity - Non-GAAP	14.45%	13.82%	15.62%	15.27%	15.44%

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Non-GAAP Financial Measures (unaudited)

	Twelve Months Ended
(Dollars in thousands)	Dec 31, 2015	Dec 31, 2014
Calculation of Return on Average Tangible Assets:
Net income	$43,465	$40,824

Total average assets	$3,648,021	$3,321,278
Less:
Average goodwill	60,657	58,114
Average identifiable intangible assets, net	7,625	5,164
Total average tangible assets	$3,579,739	$3,258,000

Return on average assets - GAAP	1.19%	1.23%
Return on average tangible assets - Non-GAAP	1.21%	1.25%

Calculation of Return on Average Tangible Equity:
Net income	$43,465	$40,824

Total average shareholders' equity	$362,198	$343,811
Less:
Average goodwill	60,657	58,114
Average identifiable intangible assets, net	7,625	5,164
Total average tangible shareholders' equity	$293,916	$280,533

Return on average shareholders' equity - GAAP	12.00%	11.87%
Return on average tangible shareholders' equity - Non-GAAP	14.79%	14.55%